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                                                                      EXHIBIT 10

                              EMPLOYMENT AGREEMENT

         This AGREEMENT, made as of ________, 1998, between First American National Bank, a national banking association ("FANB"), and Thomas Hayes ("Executive").

                              W I T N E S S E T H:

         WHEREAS, FANB is regularly engaged in the business of banking and the providing of financial services; and

         WHEREAS, effective as of the date hereof, First American Corporation ("FAC"), the sole shareholder of FANB, has acquired Peoples Bank ("Peoples"); and

         WHEREAS, Executive formerly served as President, Chief Executive Officer and as a director of Peoples and has significant experience and expertise in the business of banking and the providing of financial services; and

         WHEREAS, FANB wishes to employ Executive upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, premises considered, in consideration of the mutual covenants set out below, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. EMPLOYMENT. FANB shall employ Executive, and Executive accepts employment with FANB, under the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period"). The date on which Executive ceases to be employed by FANB and/or its subsidiaries or affiliates (as defined below) or its successors or assigns is referred to herein as the "Termination Date".

         2.    POSITION AND DUTIES.

               (a) During the Employment Period, Executive shall render such administrative, sales, marketing and other executive services to FANB, its affiliates and its subsidiaries as FANB's board of directors (the "Board") or its president or his designee may from time to time direct, including serving as the City President - Dickson County and Houston County, Tennessee of FANB.

               (b) During the Employment Period, Executive shall devote his best efforts and his full business time and attention to the business and affairs of FANB, its affiliates and its subsidiaries. Executive shall


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                        perform his duties and responsibilities to the best of
                        his abilities in a diligent, trustworthy, businesslike and efficient manner. During the Employment Period FANB shall provide Executive with an office located in Dickson, Tennessee from which the majority of Executive's duties and responsibilities will be conducted.

               (c) For purposes of this Agreement, "subsidiaries" shall mean any corporation of which the securities having at least 50% of the voting power in electing directors are, at the time of determination, owned by FANB or FAC, directly or through one or more subsidiaries. The term "affiliate" shall mean a direct or indirect subsidiary of either FANB or FAC. For purposes of paragraphs 4(e), 5, 6, and 7 hereof, the term "FANB" shall include any subsidiary or affiliate of FAC.

         (3)   SALARY AND BENEFITS.

               (a) During the Employment Period, Executive's base salary shall be $165,000 per annum or such higher rate as may be determined from time to time in accordance with the policies and procedures of FANB (the "Base Salary"). The Base Salary shall be payable in regular installments in accordance with FANB's general payroll practices. In addition, during the Employment Period, Executive shall be entitled to participate in all of FANB's benefit programs for which similarly situated employees of FANB and its subsidiaries are generally eligible. Executive shall also receive a bonus, payable on December 31, 1998, in an amount not to exceed $27,500 for services rendered to FANB in 1998 and shall not be entitled to participate in any FAC annual incentive plan in 1998; such bonus shall be accrued by Peoples prior to the date hereof. On or after January 1, 1999, and until the Termination Date, Executive shall also be entitled to participate in any FAC annual incentive plan for similarly situated employees during the Term hereof.

               (b) FANB shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with FANB's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to FANB's requirements with respect to reporting and documentation of such expenses.

               (c) At Closing, as that term is defined in the Agreement and Plan of Exchange dated April 21, 1998 by and between FAC and Peoples, Executive shall be entitled to purchase a 1997 Lincoln ______


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                        (VIN# ____________) from FANB at fair market value as
                        set forth by the National Auto Dealers Association.

         4.    TERM.

               (a) The Employment Period shall end on December 31, 2000 unless renewed by mutual written agreement of the parties hereto prior to that or any subsequent Termination Date for an additional one year period; provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or permanent disability or incapacity and (ii) the Employment Period may be terminated by FANB at any time prior to such date for Cause (ad defined below) or without Cause.

               (b) If the Employment Period is terminated by FANB without Cause prior to the Termination Date, Executive shall be entitled to receive one-half of his Base Salary, as in effect immediately prior to the Termination Date, through, and in consideration for, the Noncompete Period, so long as Executive has not materially breached the provisions of this Agreement. The Base Salary payments described in this paragraph 4(b) shall be payable in regular installments in accordance with FANB's general payroll practices.

               (c) If the Employment Period is terminated as a result of Executive's death or permanent disability or incapacity, Executive or his estate shall be entitled to receive his Base Salary, as in effect immediately prior to the Termination Date through the Termination Date.

               (d) All of Executive's rights to benefits and bonuses hereunder (if any) accruing after the Termination Date shall cease upon such termination.

               (e) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or a crime involving dishonesty or moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud with respect to FANB or any of its subsidiaries or affiliates; (ii) repeated failure to follow instructions of FANB or its policies, standards and regulations as directed by FANB's president or his designee, (iii) Executive has committed a violation of any laws and/or regulations applicable to FANB and/or its affiliates;
                        (iv) continued failure or refusal to faithfully and diligently perform the usual, customary duties of Executive's employment hereunder; (v) Executive's conducting himself in a manner that discredits FANB or its affiliates or is detrimental to


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                        the reputation, character and standing of FANB; or (vi)
                        any other material breach of this Agreement.

         5. CONFIDENTIAL INFORMATION. The Executive acknowledges that the information, observations and data obtained by him while employed by FANB concerning the business or affairs of FANB, any of its affiliates or any subsidiary ("Confidential Information") are the property of FANB or such affiliate or subsidiary, as the case may be. Therefore, Executive agrees not to disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of FANB, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to FANB at the termination of the Employment Period, or at any other time FANB may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product or the business of FANB, any of its affiliates or any subsidiary which Executive may then possess or have under his control.

         6. INTELLECTUAL PROPERTY. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to FANB's or any of its subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by FANB and/or its subsidiaries ("Work Product") belong to FANB or such subsidiary. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

         7. NON-COMPETE, NON-SOLICITATION.

            (a) Executive acknowledges that in the course of his employment with FANB he has become and will become familiar with the information concerning FANB, its affiliates and subsidiaries and that his services have been and will be of special, unique and extraordinary value to FANB. Therefore, Executive agrees that, so long as there is no default by FANB hereunder, during the Employment Period and for twelve months thereafter (the "Noncompete Period"), Executive shall not directly or indirectly organize, own, manage, advise, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of FANB or its subsidiaries or affiliates as such businesses exist or are in the process on the date of the termination of Executive's employment, within Dickson or Houston Counties, Tennessee or within a radius of 30 miles of the county lines thereof in which FANB or its subsidiaries engage or


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                        have plans to engage in such businesses. Nothing herein
                        shall prohibit Executive from being a passive owner of not more than 1% of the outstanding stock of any class of a corporation so long as Executive has no active participation in the business of such corporation.

            (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of FANB or any affiliate or subsidiary to leave the employ of FANB or affiliate or subsidiary, or in any way interfere with the relationship between FANB or any subsidiary or affiliate and any employee thereof, (ii) hire any person who was an employee of FANB or any subsidiary or affiliate at any time during the Employment Period, or
                        (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of FANB or any affiliate or subsidiary to cease doing business with FANB or affiliate or subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and FANB or any affiliate or subsidiary.

         8. ENFORCEMENT. If, at the time of enforcement of paragraph 5, 6 or 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach of threatened breach of this Agreement, FANB or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

         9. EXECUTIVE REPRESENTATIONS. Executive hereby represents and warrants to FANB that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by an employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by FANB, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

         10. SURVIVAL. Paragraphs 5, 6 and 7 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.


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         11. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

             Notice to Executive:

             Thomas Hayes
             P.O. Box 582
             Dickson, TN  37056

             With a copy to:

             Bob Thompson, Esq.
             Bass, Berry & Sims
             Suite 2700
             First American Center
             Nashville, TN  37238

             Notice to FANB:

             First American National Bank
             700 First American Center
             Nashville, TN  37237
             Attn:  President

             With a copy to:

             Mary Neil Price, Esq.
             First American National Bank
             721 First American Center
             Nashville, TN  37237

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

         12. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         13. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior


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understandings, agreements or representations by or among the parties, written or oral, which may be related to the subject matter hereof in any way.

         14. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         15. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, FANB and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder.

         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Tennessee, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee. The parties agree that the courts of Davidson County, Tennessee shall have exclusive jurisdiction over any dispute arising hereunder.

         17. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of FANB and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

         18. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                 FIRST AMERICAN NATIONAL BANK


                                                 By:
                                                    ----------------------------
                                                    Dale W. Polley

                                                 Title:
                                                       -------------------------

                                                 "Executive"

                                                 -------------------------------
                                                 Thomas Hayes